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                                  EXHIBIT 99.1

                  THE VANTIVE CORPORATION COMPLETES ACQUISITION
                      OF INNOVATIVE COMPUTER CONCEPTS, INC.


SANTA CLARA, Calif.--(BUSINESS WIRE)--Aug. 27, 1997--The Vantive Corporation (NASDAQ:VNTV) today announced that it has completed the acquisition of Innovative Computer Concepts, Inc. ("ICC"), a leading developer of software that improves spare parts management for field service operations.

The acquisition underscores Vantive's integrated approach to customer asset management and commitment to the field service market by extending Vantive's suite of best-of-breed applications to gain a rich set of spare parts management functionality.

Under the terms of the acquisition, ICC's securityholders will receive approximately 688,000 shares of Vantive common stock in exchange for all outstanding shares and options of ICC. The transaction will be accounted for as a purchase. Vantive expects to recognize substantially all of the acquisition price as a one-time pretax charge ranging between $20.7 million - $21.2 million for in-process technology in the third quarter of 1997.

"I am excited to begin integrating ICC's applications into the Vantive Enterprise," said John R. Luongo, Vantive president and CEO.

"I believe that the functionality we gain with this acquisition gives us a significant competitive advantage in the field service and support marketplace. Field service professionals will be able to respond to customers' needs with the right parts, at the right time, in the right place. ICC's spare parts management software has been recognized by some industry analysts as the best technology available, making this acquisition a bold strategic move to extend Vantive's leadership in the customer asset management market.

"I am also very happy to have David Jodoin, president and CEO of ICC, join Vantive as Vice President and General Manager. His leadership and vision will be a tremendous asset as we position Vantive to lead the CAM marketplace into the 21st century."

Industry Analysts

Barbara Noti, senior research analyst, Meta Group, commented: "This is an excellent example of vision for customer asset management and its growing presence throughout today's leading corporations. The field service and spare parts management marketplace is underserved today, and customers are looking for viable, integrated solutions. Vantive's acquisition of ICC raises the bar for providers in both field service and customer asset management."


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"Vantive gains a significant strategic advantage with the acquisition of ICC in the exciting new market for integrated field service and spare parts management," said Tim Bajarin, president of Creative Strategies.

About The Vantive Corporation

Vantive is the recognized founder and leader of the customer asset management software market with more than 425 customers and over $86M US in revenue during the last four quarters. Vantive software enables companies to achieve a competitive advantage and treat customers as valuable assets.

Vantive Enterprise is an integrated software suite that automates marketing, sales, customer support, quality tracking, field service, internal help desks, and Web interaction. Vantive Enterprise is differentiated by its rich functionality, enterprise performance, scaleable, multi-tiered architecture, powerful flexibility, robust security, and rapid implementation. Contact Vantive at 408/982-5700, 800/582-6848, or http://www.vantive.com.

In addition to historical information contained herein, the statements in the news release related to the acquisition, including the accounting treatment for the acquisition, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 32E of the Securities and Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Actual future events could differ materially from the forward-looking statements discussed herein because of factors discussed from time to time in the Company's public reports filed with the Securities and Exchange Commission, such as those discussed under "Business Risks" included in the Company's report on Form 10-K for the year ended December 31, 1996 and Form 10-Q for the quarter ended June 30, 1997.

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